EXHIBIT 3.2

                         AMENDED AND RESTATED BYLAWS*
                                    of
                           CONGOLEUM CORPORATION

                                 ARTICLE I
                            OFFICES AND RECORDS
                            -------------------
		1.1	The Corporation shall maintain a registered
office in Delaware, and may maintain such other offices and keep its books, documents and records at such places within or without Delaware as may from time to time be designated by the Board of Directors.

                                 ARTICLE II
                           MEETINGS OF STOCKHOLDERS
                           ------------------------

		2.1	PLACE OF MEETINGS.  All meetings of the
stockholders shall be held either at the office of the Corporation in Mercerville, New Jersey, or at such other place within or without Delaware as the Board shall designate. The place at which any meeting is to be held shall be specified in the notice of such meeting.

		2.2	TIME OF ANNUAL MEETING.  An annual meeting
of the stockholders, for the election of directors and for the transaction of any other proper business, shall be held either

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(i) at 10:00 a.m. on the third Tuesday in May, unless such
day is a legal holiday, in which event the meeting shall be held at the same time on the next business day, or (ii) at such other time and date, not more than thirteen months after the last preceding annual meeting, as the Board shall designate.

		2.3	CALL OF SPECIAL MEETINGS.  Special meetings
of the stockholders shall be called by the Secretary at the request in writing of the President or a majority of the directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

		2.4 QUORUM AND ADJOURNED MEETINGS. Except as otherwise provided by the laws of Delaware or by the Certificate of Incorporation, a quorum for the transaction of business at meetings of the stockholders shall consist of the holders of a majority of the stock entitled to vote thereat, present in person or represented by proxy. Whether or not a quorum is present, a majority in interest of the stockholders present in person or by proxy at any duly called meeting and entitled to vote thereat may adjourn the meeting from time to time to another time or place, at which time, if a quorum is present, any business may be transacted which might have been transacted at the meeting as originally scheduled. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days or a new record date is fixed for

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the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

		2.5 VOTE OF STOCKHOLDERS AND PROXIES. Every stockholder having the right to vote at a meeting of stockholders shall be entitled to exercise such vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney-in-fact. Each stockholder shall have such number of vote(s) for each share of stock having voting power held by him as shall be specified by the Certificate of Incorporation. Except as otherwise provided by the laws of Delaware, by the Certificate of Incorporation or by these Bylaws, all elections shall be determined and all questions decided by a plurality, and all other corporate actions decided by a majority, of the votes cast in respect thereof, a quorum being present.

		2.6 	LIST OF STOCKHOLDERS.  The Secretary shall
prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a

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place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

		2.7	NOTICE OF MEETINGS.  Notice of each meeting
of the stockholders shall be given by the Secretary, not less than ten nor more than 60 days before the meeting, to each stockholder entitled to receive the same. Such notice shall set forth the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof. The business transacted at any special meeting shall be confined to the purposes stated in such notice. No such notice of any meeting need be given to any stockholder who files a written waiver of notice thereof with the Secretary, either before or after the meeting. Attendance of a person at a meeting of stockholders, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

		2.8	ACTION WITHOUT A MEETING.  Any action required
or permitted by these Bylaws to be taken at an annual or special meeting of stockholders may be taken without a meeting, without

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prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation in the manner required, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                                 ARTICLE III
                             BOARD OF DIRECTORS
                             ------------------

		3.1	NUMBER AND QUALIFICATIONS OF DIRECTORS.
The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, consisting of such number of directors as may be determined from time to time by the Board consistent with the Corporation's Certificate of Incorporation. The Directors shall be divided into three classes, each class to contain as near as possible to one-third (1/3) of the total number of directors of the Board of Directors so fixed by the Board consistent with the Corporation's Certificate of Incorporation, and, except as otherwise provided by statute, in case of any increase in the number of Directors, such increase shall be apportioned among the classes of Directors so as to maintain each class as near as possible to one-third (1/3) of the total number of Directors as so increased. Unless he resigns, dies or is removed prior thereto, each Director shall continue to hold office until his successor has been elected and has qualified. Resignations of Directors must be in writing and shall be effective upon the date of receipt hereof by the Secretary of upon an effective date specified therein, whichever date is later, unless acceptance is made a condition of resignation, in which event, resignations shall be effective upon acceptance by the Board.

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		3.2	POWERS.  The Board may exercise all such
powers of the Corporation and do all such lawful acts and things as are not, by the laws of Delaware, by the Certificate of Incorporation or by these Bylaws, directed or required to be exercised or done by the stockholders.

		3.3	FIRST MEETING.  The first meeting of the
Board after the annual meeting of stockholders may be held without notice, either immediately after said meeting of stockholders and at the place where it was held, or at such other time and place, whether within or without Delaware, as shall be determined by the Board prior to the annual meeting or by the consent in writing of all the directors.

		3.4	REGULAR MEETINGS.  Regular meetings of the
Board may be held without notice at such time and place, whether within or without Delaware, as shall from time to time be determined by the Board.

		3.5	SPECIAL MEETINGS.  Special meetings of the
Board shall be called by the Secretary at the request in writing of the President or of any one director. Such request shall state the purpose or purposes of the proposed meeting. Such meetings may be held at any place, whether within or without Delaware. Notice of each such meeting shall be given by the Secretary to each director at least two days before the meeting. Such notice shall set forth the time and place at which the meeting is to be held and the purpose or purposes thereof. No such notice of any

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meeting need be given to any director who attends the meeting or who files a written waiver of notice thereof with the Secretary, either before or after the meeting.

		3.6	QUORUM OF DIRECTORS.  A quorum for the
transaction of business at meetings of the Board shall consist of a majority of the directors then in office, but in no event less than one-third of the whole Board. In the absence of a quorum at any duly scheduled or duly called meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, at which time any business may be transacted which might have been transacted at the meeting as originally scheduled.

		3.7	ACTION WITHOUT A MEETING.  Any action
required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee consent thereto in writing and the writing is filed with the minutes of the proceedings of the Board or committee.

		3.8	MEETINGS BY CONFERENCE TELEPHONE.  Members
of the Board, or of any committee of the Board, may participate in any meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each

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other, and such participation shall constitute presence in person at such meeting.

		3.9	EXECUTIVE AND OTHER COMMITTEES.  The Board of
Directors, by resolution passed by a majority of the whole Board, may designate from its members an Executive Committee and such other standing or special committees, each to consist of two or more directors, as may be provided in such resolution. The Board may designate one or more directors as alternate members of each committee who may replace any absent or disqualified member at any meeting of the committee. Each committee may meet at stated times, or on notice to all by any of their own number. During the intervals between meetings of the Board, the Executive
Committee shall advise with and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties as may be directed by the Board from time to time. Subject to any limitations imposed by the Board, the Executive Committee shall possess and may exercise all the powers of the Board while the Board is not in session, except in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the Bylaws, filling newly created directorships and vacancies on

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the Board or the Committee, or (unless expressly authorized by resolution of the Board) declaring a dividend or authorizing the issuance of stock. Each other committee shall have all such powers and perform all such duties as may be expressly determined by the Board. Vacancies in the membership of each committee shall be filled by the Board. Unless he resigns, dies or is removed prior thereto, each member of a committee shall continue to hold office until the first meeting of the Board after the annual meeting of stockholders next following his designation, and until his successor has been designated. Any member of a committee may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board.

		3.10 COMMITTEE MINUTES. Each committee shall keep regular minutes of its proceedings and report the same to the Board.

		3.11 COMPENSATION OF DIRECTORS. The directors as such, and as members of any standing or special committee, may receive such compensation for their services as may be fixed from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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                                ARTICLE IV
                                 OFFICERS
                                 --------

		4.1	PRINCIPAL OFFICERS, ELECTION AND COMPENSATION.
The officers of the Corporation shall be chosen by the Board.
The principal officers shall be a President, one or more Vice
Presidents, a Secretary and a Treasurer, and may, in the discretion of the Board, include a Chairman of the Board and a Vice Chairman of the Board, all of whom shall be elected each year at the first meeting of the Board after the annual meeting of the stockholders of the Corporation. Two or more offices may be held by the same person. The Chairman of the Board and a Vice
Chairman of the Board, if one is elected, and the President, shall be chosen by the directors from their own number. The salaries of the principal officers of the Corporation shall be fixed by the Board.

		4.2	OTHER OFFICERS.  The Board may appoint
such other officers, assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. The salaries of persons appointed under this section may be fixed by the President, who shall report to the Board annually thereon.

		4.3	TERM AND REMOVAL.  Unless he resigns, dies
or is removed prior thereto, each officer of the Corporation shall hold office until his successor has been chosen and has qualified. Any person elected or appointed by the Board may be removed at any time, with or without cause, and all vacancies (however arising) may be filled at any time, by the affirmative vote of a majority of the directors then in office. Any other employee of the Corporation may be removed at any time, with or without cause, by the President or by any superior of such employee to whom the power of removal has been delegated by the President.

		4.4	CHAIRMAN OF THE BOARD.  The Chairman of
the Board, if one is elected, shall preside at all meetings of the stockholders and directors. He shall be a member of the Executive Committee and of all other committees appointed by the Board, and he shall have such other powers and perform such other duties as may be prescribed from time to time by the Board.

		4.5	VICE CHAIRMAN OF THE BOARD.  In the absence
or disability of the Chairman of the Board, if one is elected, the Vice Chairman of the Board, if one is elected, shall be vested with all of the powers and authorized to perform all of the duties of the Chairman of the Board, and the performance of any act or the execution of any instrument by the Vice Chairman of the Board in any instance in which such performance or execution would customarily have been accomplished by the Chairman of the Board shall constitute conclusive evidence of the absence or disability of the Chairman of the Board. In addition, the Vice Chairman of the Board, if one is elected, shall have such other

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powers and perform such other duties as may be prescribed from time to time by the Board.

		4.6	PRESIDENT.  The President shall be the chief
executive officer and shall have general supervision and direction of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.
He shall have all the general powers and duties usually vested in the chief executive officer of a corporation, and in addition shall have such other powers and perform such other duties as may be prescribed from time to time by the Board. He shall be vested with all the powers and perform all the duties of the Chairman of the Board in the absence or disability of the Chairman of the Board and the Vice Chairman of the Board.

		4.7	VICE PRESIDENTS.  Each Vice President shall
have such powers and perform such duties as may be prescribed from time to time by the Board or the President.

		4.8	SECRETARY.  The Secretary shall attend all
sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, when notice is required by these Bylaws. He shall have custody of the seal of the Corporation, and, when authorized by the Board, or when any instrument requiring the corporate seal to

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be affixed shall first have been signed by the Chairman of the
Board, the Vice Chairman of the Board, the President or a Vice President, shall affix the seal to such instrument and shall attest the same by his signature. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or the President.

		4.9	ASSISTANT SECRETARY.  Each Assistant Secretary,
if one or more are appointed, shall be vested with all the powers and authorized to perform all the duties of the Secretary in his absence or disability. The performance of any act or the execution of any instrument by an Assistant Secretary in any instance in which such performance or execution would customarily have been accomplished by the Secretary shall constitute conclusive evidence of the absence or disability of the Secretary. Each Assistant Secretary shall perform such other duties as may be prescribed from time to time by the Board, the President or the Secretary.

		4.10 TREASURER. The Treasurer shall have custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board. He shall disburse the funds of the Corporation, taking proper vouchers for such disbursements, and shall render to the President and the

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Board at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or the President.

		4.11 ASSISTANT TREASURER. Each Assistant Treasurer, if one or more are appointed, shall be vested with all the powers and authorized to perform all the duties of the Treasurer in his absence or disability. The performance of any act or the execution of any instrument by an Assistant Treasurer in any instance in which such performance or execution would customarily have been accomplished by the Treasurer shall constitute conclusive evidence of the absence or disability of the Treasurer. Each Assistant Treasurer shall perform such other duties as may be prescribed from time to time by the Board, the President or the Treasurer.

		4.12 FIDELITY BONDS. If required by the Board, any officer shall give the Corporation a bond, in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

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		4.13  DUTIES OF OFFICERS MAY BE DELEGATED.  In case
of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the directors then in office concur therein.

                               ARTICLE V
                INDEMNIFICATION OF DIRECTORS AND OFFICERS
                -----------------------------------------
		5.1	(a)  Each person who was or is a party or is
threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in

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the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided, however, that, except as provided in paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of Delaware requires, the payment of such expenses incurred by a director or officer in his capacity as such in advance of the final disposition of any such action, suit or proceeding shall be made only upon receipt by the Corporation

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of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be
determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
			(b)	If a claim under paragraph (a) is not
paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a

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determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual
determination by the Corporation (including the Board of
Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
			(c)	The right to indemnification and the
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation (as it may be amended), these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
			(d)	The Corporation may maintain insurance,
at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

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                                ARTICLE VI
                              CAPITAL STOCK
                              -------------

		6.1	CERTIFICATES OF STOCK.  The certificates of
stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by (i) the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and (ii) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a stock certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

		6.2	TRANSFERS OF STOCK.  Transfers of stock
shall be made on the books of the Corporation only by the person named in the certificate or by his attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

		6.3	REGISTERED STOCKHOLDERS.  The Corporation
shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it

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shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

		6.4	LOST CERTIFICATES.  Any person claiming a
certificate of stock to be lost, stolen or destroyed shall furnish proof of that fact satisfactory to an officer of the Corporation, and shall give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to such officer, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed. The Board may at any time authorize the issuance of a new certificate to replace a certificate alleged to be lost, stolen or destroyed upon such other lawful terms and conditions as the Board shall prescribe.

		6.5	DIVIDENDS.  Dividends upon the capital stock
of the Corporation may be declared by the Board at any regular or special meeting as provided by the laws of Delaware and the Certificate of Incorporation. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

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		6.6	FIXING RECORD DATE.  In order that the
Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                                Article VII
                           CONDUCT OF BUSINESS
                           -------------------

		7.1	POWERS OF EXECUTION.  (a) All checks and
other demands for money and notes and other instruments for the payment of money shall be signed on behalf of the Corporation by such officer or officers or by such other person or persons as the Board may from time to time designate.
			(b) All contracts, deeds and other instruments to which the seal of the Corporation is affixed shall be signed on behalf of the Corporation by the Chairman of the Board, by the Vice Chairman of the Board, by the President, by any Vice
President, or by such other person or persons as the Board may

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from time to time designate, and shall be attested by the
Secretary or an Assistant Secretary.
			(c)	All other contracts, deeds and
instruments shall be signed on behalf of the Corporation by the Chairman of the Board, by the Vice Chairman of the Board, by the President, by any Vice President, or by such other person or persons as the Board or the President may from time to time designate.
			(d)	All shares of stock owned by the
Corporation in other corporations shall be voted on behalf of the Corporation by the President or by such other person or persons as the Board may from time to time designate.

		7.2	SEAL.  The corporate seal shall have inscribed
thereon the name of the Corporation, the year of its organization and the words, "Corporate Seal, Delaware."

		7.3	FISCAL YEAR.  The fiscal year of the Corporation
shall be the calendar year.

                                Article VIII
                                  NOTICES
                                  -------
		Whenever, under the provisions of these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing (i) by mail, by depositing the same in the United States mail, postage prepaid, or (ii) by telegram, by delivering the same with payment of the applicable tariff to a telegraph company for transmission, in either case addressed to such director or stockholder at such address as appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be so mailed or so delivered to a telegraph company.

                                 Article IX
                                 AMENDMENTS
                                 ----------
		These Bylaws may be amended (i) at any meeting of the stockholders by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat or (ii) at any meeting of the Board by the affirmative vote of a majority of the directors then in office; provided, however, that in either case notice of the proposed amendment shall have been contained in the notice of the meeting.



*Adopted as of March 5, 1996.
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